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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant / /
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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
W.W. Grainger, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

        March 22, 2002

Dear Grainger Shareholder:

        The W.W. Grainger, Inc. 2002 annual meeting of shareholders will be held at our headquarters located at 100 Grainger Parkway, Lake Forest, Illinois (see map overleaf), on Wednesday, April 24, 2002, at 10 A.M. (CT).

        We will report at the meeting on our operations and other matters of current interest. The Board of Directors and management cordially invite you to attend.

        The formal notice of the annual meeting and the proxy statement follow. Whether or not you plan to attend the meeting, please ensure that your shares are represented by giving us your proxy. You can do so by telephone, by Internet, or by signing and dating the enclosed proxy form and returning it promptly in the envelope provided.

                      Sincerely,

                      Richard L. Keyser
                      Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Peterson Rd.
137
Buckley Rd.
Milwaukee, Wis.
176
21
St. Mary's Rd.
Bradley Rd.
Fairfield Rd.
60/83
Town Line Rd.
60
GRAINGER
Riverwoods Rd.
I-94
Everett Rd.
Gilmer Rd.
45
Old McHenry Rd.
43
Skokie Hwy.
22
83
Half Day Rd.
Marriott Courtyard
Marriott Lincolnshire
Hawthorne Suite
Deerfield Rd.
12
Sanders Rd.
Lake Cook Rd.
Elmhurst Rd.
Milwaukee Ave.
41
Rand Rd.
Palatine Rd.
Palwaukee Airport
Palatine/Willow Rd.
53
Northwest Tollway
I-294
Waukegan Rd.
River/Mannheim Rd.
90
Chicago-O'Hare Int'l. Airport
12/45
I-190
72
14

Bradley Rd.
100 Grainger Parkway
Town Line Rd.
60
St. Mary's Rd.
94
Lake Forest
Waukegan Rd.
21
Everett Rd.
Vernon Hills
43
Milwaukee Ave.
Riverwoods Rd.

W.W. GRAINGER, INC.
2002 Annual Meeting of Shareholders
Wednesday, April 24, 2002 - 10 A.M. (CT)

The Grainger Lake Forest Headquarters is located on the South side of Rt. 60 (Town Line Road) 1/4 mile West of Bradley/Riverwoods Road or 1/2 mile East of St. Mary's Road.

W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2002

        The annual meeting of shareholders of W.W. Grainger, Inc. will be held at its offices at 100 Grainger Parkway, Lake Forest, Illinois (see map on previous page), on April 24, 2002, at 10 A.M. (CT) for the following purposes:

  1.
  To elect twelve directors for the ensuing year;

  2.
  To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 2002; and

  3.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        The Board has fixed the close of business on March 4, 2002 as the record date for the meeting. Shareholders may vote either in person or by proxy.

        By order of the Board of Directors.

                      K. S. Kirsner
                      Corporate Secretary

Lake Forest, Illinois
March 22, 2002

W.W. GRAINGER, INC.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(847) 535-1000

PROXY STATEMENT

INTRODUCTION

What is the purpose of the proxy statement?

        This proxy statement relates to Grainger's 2002 annual meeting of shareholders to be held on April 24, 2002 and any adjournment of that meeting. It contains information intended to help you make your voting decisions. We are sending the proxy statement to you because Grainger's Board of Directors is soliciting your proxy to vote your shares at the meeting. The mailing of the proxy statement and other proxy soliciting material to you and other shareholders began on or about March 22, 2002.

What matters are scheduled to be presented?

  •
  The election of twelve directors.

  •
  A proposal to ratify the appointment of Grant Thornton LLP as Grainger's independent auditors for the year ending December 31, 2002.

Who is entitled to vote?

        Holders of shares of common stock outstanding on Grainger's books at the close of business on March 4, 2002, the record date for the meeting, may vote. There were 93,551,269 shares of common stock outstanding at that time.

How many votes do I have?

        In the election of directors you have the right to cumulative voting. This means that you have a number of votes in the election equal to the number of shares you own multiplied by the number of directors being elected. You may direct that your votes be cast for one nominee or be apportioned among two or more of them.

        In any matter other than the election of directors, each of your shares is entitled to one vote.

What if I don't indicate my voting choices?

        If Grainger receives your proxy in time to permit its use at the meeting, your shares will be voted in accordance with the instructions you indicate. If no instructions are indicated, your shares will be voted as recommended by Grainger's Board. More particularly, your shares will be voted FOR the election of the director nominees and FOR the proposal to ratify the appointment of independent auditors.

How does discretionary voting apply?

        Grainger is not aware of any matter not described in this proxy statement that will be presented for consideration at the meeting. If another matter is properly presented and your proxy does not withhold discretionary authority, your shares will be voted on the matter in accordance with the judgment of the person or persons voting the proxy.

May I revoke my proxy?

        You may revoke your proxy at any time before the voting at the meeting. You can do so in one of the following ways:

  1.
  Deliver to Grainger's Corporate Secretary written notice that you are revoking your proxy; or

  2.
  Give another proxy with a later date (which can be done by telephone, by Internet, or by delivering a signed written proxy); or

  3.
  Vote in person at the meeting.

What does it mean if I receive more than one proxy statement and request for a proxy?

        Receiving multiple requests generally means that your shares are registered in different ways or are in more than one account. Please respond to all of the proxy requests to ensure that all your shares are voted.

What constitutes a quorum at the meeting?

        The presence in person or by proxy of a majority of the shares entitled to vote at the meeting constitutes a quorum. A quorum is necessary for valid action to be taken at the meeting. Your shares will be present by proxy and count towards the quorum if you give us your proxy by telephone, by Internet, or by signing, dating, and returning a proxy form.

Who pays the costs of soliciting proxies?

        Grainger will pay all the costs of soliciting management proxies. Brokerage firms, custodians, nominees, fiduciaries, and other intermediaries are being asked to forward the proxy soliciting materials to beneficial owners of Grainger common stock and to obtain their authority to give proxies. Grainger will reimburse these intermediaries for their reasonable expenses in doing so.

        In addition to mailing proxy soliciting materials, proxies may be solicited personally or by telephone or other means by Grainger's directors, officers, and regular employees. They will not receive additional compensation for these services, other than normal overtime pay, if applicable. Representatives of Grainger's transfer agent may also solicit proxies. Grainger additionally has employed D.F. King & Co., Inc. to help solicit proxies and will pay that firm approximately $5,500 for its services, plus reasonable costs and expenses.

How do I submit a shareholder proposal or nominate a director at the 2003 annual meeting?

        If you wish to have a shareholder proposal included in Grainger's proxy soliciting material for the 2003 annual meeting of shareholders, please send a notice of intent to submit the proposal at that meeting to Grainger's Corporate Secretary at our headquarters. The notice, including the text of the proposal, must be in writing, signed, and in compliance with the proxy rules of the Securities and Exchange Commission (SEC). Grainger must receive the notice no later than November 23, 2002 for the proposal to be considered for inclusion in the proxy soliciting material for the 2003 annual meeting.

        Grainger's by-laws require written notice concerning the submission of a proposal or the nomination of a person for election as a director (other than a submission or nominee at the Board's direction) at a meeting of shareholders. For the shareholder proposal or nomination to be proper, certain information about the shareholder, and the proposal or nominee (as the case may be) is required. For the submission of a proposal, the notice must be furnished generally not less than 90 days and not more than 120 days before the anniversary date of last year's annual meeting. For a nomination, the notice must be furnished no later than the date calculated in accordance with the SEC notice requirements referred to in the preceding paragraph. A copy of the by-laws may be obtained free of charge on written request to Grainger's Corporate Secretary at our headquarters.

ELECTION OF DIRECTORS

        Grainger's directors are elected each year at the annual meeting. Twelve directors will be elected at this year's annual meeting. The directors will serve until the 2003 annual meeting of shareholders or their successors have been elected and qualified.

        Directors are elected by a plurality of the votes cast in the election. Broker non-votes and directions to withhold authority will not count as votes cast in the election.

        If any of the nominees mentioned below should be unavailable for election, a circumstance which is not expected, the person or persons voting your proxy may exercise discretion to vote for a substitute nominee selected by the Board.

        All of the nominees are presently directors and, except for Messrs. Clark and Krehbiel, were previously elected by the shareholders. The nominees have provided the following information about themselves. Unless otherwise indicated, each of the nominees has served for at least the past five years in the principal business position currently or most recently held.

Brian P. Anderson, age 51, is Senior Vice President and Chief Financial Officer of Baxter International Inc., a global medical products and services company that focuses on critical therapies for people with life-threatening conditions. Prior to assuming this position in 1998, he served as Baxter's Vice President, Finance, a position assumed in 1997 after serving as Corporate Controller of Baxter. Previously, Mr. Anderson served as Baxter's Vice President, Corporate Audit. He is also a director of the Chicago Botanical Gardens. Mr. Anderson was first elected a director of Grainger in 1999 and is a member of the Audit Committee and the Compensation Committee.

Wesley M. Clark, age 50, is Grainger's President and Chief Operating Officer, a position assumed in May 2001 after serving as Group President. Previously, he served Grainger in various capacities, including Senior Vice President, Operations and Quality; Vice President, Field Operations and Quality; and President, Sanitary Supplies and Equipment. Mr. Clark joined Grainger in 1992 and became a director in 2001.

Wilbur H. Gantz, age 64, is former Chairman and Chief Executive Officer of PathoGenesis Corporation, a biopharmaceutical company that developed and marketed drugs for infectious diseases. Mr. Gantz is also a director of The Gillette Company, Harris Bankcorp, Inc., Harris Bankmont, Inc., Harris Trust and Savings Bank, and Gambro, A.B. He was first elected a director of Grainger in 1985 and is Chairman of the Audit Committee.

David W. Grainger, age 74, is the Company's Senior Chairman of the Board, a position assumed in 1997 after serving as Chairman of the Board. He was the Company's Chief Executive Officer until 1995. Mr. Grainger joined the Company in 1952 and was first elected a director in 1953.

Richard L. Keyser, age 59, is Grainger's Chairman of the Board, a position assumed in 1997, and Chief Executive Officer, a position assumed in 1995. Previously he served as Grainger's President and Chief Operating Officer. Mr. Keyser is also a director of Principal Financial Group, Inc. and Rohm and Haas Company. He joined Grainger in 1986 and became a director in 1992.

Frederick A. Krehbiel, age 60, is Co-Chairman and a director of Molex Incorporated, a global electronic components company. From 1999 to 2001 he served Molex as Co-Chief Executive Officer. Previously Mr. Krehbiel served that company as Chairman of the Board and Chief Executive Officer. He is also a director of Tellabs, Inc., Northern Trust Corporation, and DeVry Inc. Mr. Krehbiel became a director of Grainger in 2001.

John W. McCarter, Jr., age 64, is President and Chief Executive Officer of The Field Museum of Natural History, a position assumed in 1996. He served as Senior Vice President of Booz, Allen & Hamilton Inc., a management consulting firm, until 1997. Mr. McCarter is also a director of A.M. Castle & Co. and HT Insight Funds, Inc. and a trustee of Harris Insight Funds Trust. He was first elected a director of Grainger in 1990 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Neil S. Novich, age 47, is Chairman, President, and Chief Executive Officer, as well as a director, of Ryerson Tull, Inc., the largest metal distributor and processor in North America. He became Ryerson Tull's Chairman in 1999 and President and Chief Executive Officer in 1996. Previously Mr. Novich served as Ryerson Tull's President and Chief Operating Officer. Mr. Novich was first elected a director of Grainger in 1999 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

James D. Slavik, age 49, is President and a director of Mark IV Capital, Inc., an investment company dealing in real estate and corporate investments. He is also a director of Ejets.com, Inc. Mr. Slavik was first elected a director of Grainger in 1987 and is Chairman of the Board Affairs and Nominating Committee.

Harold B. Smith, age 68, is Chairman of the Executive Committee and a director of Illinois Tool Works Inc., a manufacturer and marketer of engineered components and industrial systems and consumables. He is also a director of Northern Trust Corporation and a trustee of Northwestern Mutual Life Insurance Company. Mr. Smith was first elected a director of Grainger in 1981 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

Fred L. Turner, age 69, is Senior Chairman and a director of McDonald's Corporation, a restaurant licensor. He joined McDonald's Corporation in 1956 and assumed his current position in 1990, after serving that company as Chairman of the Board and Chief Executive Officer. Mr. Turner is also a director of Aon Corporation and Baxter International Inc. and a life trustee of Ronald McDonald House Charities, Inc. He was first elected a director of Grainger in 1984 and is Chairman of the Compensation Committee.

Janiece S. Webb, age 48, is Senior Vice President of Motorola, Inc., a leading provider of electronic equipment, systems, components, and services, and General Manager of its Advanced Technology Businesses. Prior to assuming this position in 2002, she served Motorola as Senior Vice President and General Manager of its Internet Software and Content Group. Her previous positions at Motorola included Corporate Vice President, General Manager of the Internet Connectivity Solutions Group, and General Manager of the U.S. Markets Division of the Pan American Cellular Subscriber Group. She is also a director of OpenGrid, Inc. and Cellmania Inc. Ms. Webb first became a director of Grainger in 1995 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

MEETINGS AND COMMITTEES OF THE BOARD

        Five meetings of the Board were held in 2001. In addition, the directors acted once by unanimous consent during the year.

        The Board has three standing committees: Audit, Board Affairs and Nominating, and Compensation. Committee memberships are shown in the following table:

Board Affairs and Nominating
Name	Audit		Compensation

Brian P. Anderson	Member		Member

Wilbur H. Gantz	Chair

John W. McCarter, Jr.		Member	Member

Neil S. Novich		Member	Member

James D. Slavik		Chair

Harold B. Smith	Member	Member

Fred L. Turner			Chair

Janiece S. Webb	Member	Member

        The Audit Committee, which met four times in 2001, makes recommendations to the Board concerning the annual appointment of the independent auditors, reviews the annual audit plan, reviews the results of the annual audit with the independent auditors, reviews the adequacy of internal controls with both the independent auditors and the internal auditors, and generally assists the Board in its oversight of Grainger's financial reporting practices. It also has oversight responsibilities for various aspects of certain employee benefit plans.

        The Board Affairs and Nominating Committee, which met five times in 2001, makes recommendations regarding the make-up of the Board committees, makes periodic reviews with respect to senior management organization and corporate governance matters, and makes initial assessments regarding major issues or proposals. It also makes recommendations to the Board as to Board size, criteria for Board membership, and prospective nominees. The Board Affairs and Nominating Committee has not established any formal policy or procedure for considering nominees recommended by shareholders.

        The Compensation Committee, which met four times and acted once by unanimous consent in 2001, oversees Grainger's activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or shareholders for approval. The Compensation Committee also acts as the administration committee under various stock and incentive plans.

        A director who is not an employee of Grainger or any Grainger subsidiary is an alternate member of each Board committee of which the director has not been specifically appointed a member. An alternate committee member may serve for all purposes at a committee meeting in place of a specifically appointed member who is absent.

DIRECTOR COMPENSATION

        Directors who are employees of Grainger or any Grainger subsidiary do not receive any retainer fees for Board or Board committee service, Board or Board committee meeting attendance fees, or stock options or stock units under the Director Stock Plan.

        Directors who are not employees of Grainger or any Grainger subsidiary ("non-employee directors") receive a retainer fee for serving on the Board of $35,000 per annum. This retainer fee is paid in the form of an annual award under the Director Stock Plan of unrestricted shares of Grainger common stock. The number of shares is equal to the retainer fee divided by the fair market value of a share of Grainger common stock at the time of award, rounded up to the next 10-share increment. In addition, Grainger reimburses travel expenses relating to service as a director.

        Non-employee directors also receive (i) an attendance fee of $1,000 for each Board and Board committee meeting attended and (ii) a retainer fee for serving as chair of any Board committee at the rate of $4,000 per annum. The non-employee directors may elect to receive their Board and Board committee meeting attendance fees and/or their Board chair retainer fees in the form of stock units under the Director Stock Plan. These stock units, each of which is intended to be the economic equivalent of a share of Grainger common stock, are settled in cash after termination of service as a director or upon a "change in control" of Grainger.

        Non-employee directors additionally receive an annual stock option award under the Director Stock Plan to purchase shares of Grainger common stock. The number of shares covered by each option is equal to $90,000 divided by the fair market value of a share of Grainger common stock at the time of award, rounded up to the next 10-share increment. The per-share option exercise price is 100% of that value. The options are fully exercisable upon award and have a 10-year term. Upon death, disability, or retirement, the options remain exercisable for six years, but in no case beyond the original option term. If Board service terminates under any other circumstance, the options may be exercised only during the first 90 days following the termination.

        Stock ownership guidelines applicable to non-employee directors were established in 1998. These guidelines provide for director ownership, within five years after election, of Grainger common stock and common stock equivalents having a value of at least five times the annual retainer fee for serving on the Board. Failure to comply with the guidelines will result in ineligibility to receive awards of stock options under the Director Stock Plan until the guidelines are met. All directors subject to the guidelines are in compliance with them.

        On February 28, 2002, Grainger and Mountain Capital Corporation, a Nevada corporation ("MCC"), consummated a transaction whereby MCC sold to Grainger substantially all of the assets of MCC, consisting of 4,801,600 shares of Grainger common stock and cash. In exchange, Grainger transferred to MCC 4,695,725 shares of Grainger common stock. The number of shares transferred by Grainger to MCC reflects a 1.5% discount from the number of shares received by Grainger from MCC. It also reflects adjustments designed to reimburse Grainger for related expenses incurred by Grainger and the payment by Grainger of certain MCC indebtedness.

        At the time of the MCC transaction, Mr. James D. Slavik, a Grainger director and nominee for election, was the president and a director of MCC. In addition, Mr. Slavik, Mr. Slavik's children and various other members of the Slavik family owned all of the outstanding shares of common stock of MCC either directly or indirectly, including through certain family trusts of which Mr. Slavik served as trustee. Immediately following the MCC transaction, MCC distributed all of the shares of Grainger common stock received from Grainger to the MCC shareholders in accordance with the terms of a plan of liquidation of MCC.

        Documentation relating to the MCC transaction includes a Purchase Agreement, an Escrow Agreement, and a Share Transfer Restriction Agreement. The Purchase Agreement contains the terms and conditions of the MCC transaction. The Escrow Agreement provides for the pledge by MCC of 10% of the shares received in the MCC transaction, and the pledge by the MCC shareholders of the escrowed shares, as security for the indemnification obligations and liabilities of MCC and the MCC shareholders under the Purchase Agreement. The Share Transfer Restriction Agreement provides for certain restrictions on the transfer of Grainger shares received by the MCC shareholders in connection with the liquidation of MCC and certain other Grainger shares otherwise held by the MCC shareholders and other parties to that agreement. These restrictions include a right of first refusal on certain sales of Grainger shares for a period of ten years.

        The MCC transaction was approved by Grainger's Board based upon the recommendation of its Board Affairs and Nominating Committee. Mr. Slavik was not present at any portion of the meetings of, and did not participate in any of the deliberations of, the Board or the Board Affairs and Nominating Committee relating to the review, consideration or approval of the MCC transaction.

        In the ordinary course of business during 2001, Grainger and its subsidiaries engaged in various types of business transactions with, and with affiliates of, organizations with which Grainger directors are associated in their principal business occupations or otherwise. These transactions are not deemed material to any of the directors. Similar transactions, which are not expected to be material to any of the directors, are likely to occur in the future.

OWNERSHIP OF GRAINGER STOCK

        The table below shows how many shares of Grainger common stock the directors, the nominees, certain executive officers, and all directors and executive officers as a group beneficially owned as of March 4, 2002.

        Beneficial ownership is a term broadly defined by the SEC. In general, a person beneficially owns securities if the person, alone or with another, has voting power (the power to vote) or investment power (the power to sell) concerning the securities. Being able to acquire that power within 60 days, such as by exercising stock options, also results in beneficial ownership of securities. Unless otherwise indicated in the footnotes following the table, each of the named persons had beneficial ownership of the indicated number of Grainger shares by sole voting and investment power.

Beneficial Owner	Shares(1)	Option Shares Exercisable Within 60 Days(2)	Stock Units(3)	Total	Percentage of Common Stock(4)
David W. Grainger (5), (6) 100 Grainger Parkway Lake Forest, IL 60045	10,049,478	-0-	-0-	10,049,478	10.7%
James D. Slavik (7), (8)	4,044,794	9,990	5,763	4,060,547	4.3%
Brian P. Anderson	2,270	6,330	981	9,581	*
Wesley M. Clark (9), (10)	125,000	89,285	-0-	214,285	*
Wilbur H. Gantz	11,670	9,990	9,967	31,627	*
Richard L. Keyser (9), (11)	282,175	262,250	-0-	544,425	*
Frederick A. Krehbiel	5,610	-0-	62	5,672	*
P. Ogden Loux (9), (12)	64,066	77,520	-0-	141,586	*
John W. McCarter, Jr. (13)	10,470	9,990	4,034	24,494	*
Neil S. Novich	3,270	6,330	886	10,486	*
John A. Schweig (9)	58,500	47,120	-0-	105,620	*
John W. Slayton, Jr. (9), (14)	56,991	61,140	-0-	118,131	*
Harold B. Smith (15)	42,470	9,990	5,763	58,223	*
Fred L. Turner	9,470	9,990	5,763	25,223	*
Janiece S. Webb (16)	9,232	9,990	4,105	23,327	*
Directors and Executive Officers as a group (9), (17), (18)	14,943,428	735,835	37,324	15,716,587	16.6%

1.
In some instances, shares are included as to which beneficial ownership has been disclaimed in reports filed with the SEC.
2.
In computing the percentage of shares owned by each person and by the group, these shares were added to the total number of outstanding shares for the separate calculations.
3.
Represents the number of stock units credited as of December 31, 2001 to the accounts of non-employee directors under the Director Stock Plan. Each stock unit is intended to be the economic equivalent of a share of Grainger common stock. These units are excluded from the computations of percentages of shares owned.
4.
An asterisk (*) indicates less than 1%.
5.
Mr. Grainger is known to be beneficial owner of more than 5% of Grainger's common stock.
6.
Includes 2,520,046 shares as to which Mr. Grainger has shared voting and investment power.

7.
Includes 2,736,646 shares as to which Mr. Slavik has shared voting and/or investment power.
8.
Excludes 705,916 shares held by certain of Mr. Slavik's family members, as to which shares Mr. Slavik disclaims voting or investment power.
9.
Includes shares of restricted stock as follows: Mr. Clark, 65,000 shares; Mr. Keyser, 133,595 shares; Mr. Loux, 27,500 shares; Mr. Schweig, 27,500 shares; Mr. Slayton, 25,000 shares; and all directors and executive officers as a group, 401,205 shares. These shares are not transferable and are subject to forfeiture during the restricted period.
10.
Includes 60,000 shares as to which Mr. Clark has shared voting and investment power with his wife.
11.
Includes 14,100 shares as to which Mr. Keyser has shared voting and investment power with his wife.
12.
Excludes 400 shares held by Mr. Loux's wife, as to which shares Mr. Loux disclaims voting or investment power.
13.
Includes 10,470 shares as to which Mr. McCarter has shared voting and investment power with his wife.
14.
Includes 24,796 shares as to which Mr. Slayton has shared voting and investment power with his wife.
15.
Includes 32,000 shares as to which Mr. Smith has shared voting and investment power.
16.
Excludes 350 shares held by Ms. Webb's husband, as to which shares Ms. Webb disclaims voting or investment power.
17.
Includes 5,407,058 shares as to which members of the group have shared voting and/or investment power.
18.
Excludes 706,666 shares held by certain family members, as to which shares members of the group disclaim voting or investment power.

        The table below sets forth information concerning beneficial ownership of Grainger's common stock as of December 31, 2001, as reported in Schedules 13G filed with the Securities and Exchange Commission. Schedule 13G filers generally are institutional investors who acquire beneficial ownership of more than 5% of a public company's voting securities in the ordinary course of business without the purpose of changing or influencing control of the company.

Beneficial Owner	Shares Beneficially Owned*		Percentage of Common Stock
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105	5,514,267	**	5.89%
AIM Funds Management Inc. 5140 Yonge Street Toronto, Ontario M2N 6X7	4,754,800	***	5.08%

*
Includes shares beneficially owned by affiliated entities.
**
Includes 5,247,432 shares as to which sole voting power is claimed.
***
Shared voting and dispositive power is claimed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that Grainger's directors, executive officers, and 10% shareholders file with the SEC reports concerning their ownership, and changes in their ownership, of Grainger equity securities. Based on a review of copies of the reports provided to us during 2001 and representations of those persons, the Company believes that these filing requirements were met during the year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Audit Committee is composed solely of independent directors, as defined by New York Stock Exchange listing standards, and acts under a charter that was last amended by the Board on August 1, 2001. A copy of the charter is attached to this proxy statement as Appendix A.

        Management is responsible for the Company's internal controls and the financial reporting process. Grant Thornton LLP, the Company's independent auditors, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In performing these responsibilities, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements with management and Grant Thornton LLP. The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by the Statement on Auditing Standards No. 61 "Communication with Audit Committees." Grant Thornton LLP also provided to the Audit Committee the letter and written disclosures required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and the Audit Committee discussed with Grant Thornton LLP the matter of the firm's independence.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

                      Wilbur H. Gantz (Chairman)
                      Brian P. Anderson
                      Harold B. Smith
                      Janiece S. Webb

                      Members of the Audit Committee
                      of the Board of Directors

EXECUTIVE COMPENSATION

Summary Compensation Information

        This table provides summary information about compensation paid to or accrued for the named executive officers for services during the years ended December 31, 2001, 2000, and 1999.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position (at 12/31/2001)	Year	Salary	Bonus (1)	Grainger Restricted Stock Awards (2)(3)	Other Restricted Stock Awards (4)	Stock Options (Shares)	All Other Compensation (5)
Richard L. Keyser Chairman of the Board and Chief Executive Officer	2001 2000 1999	$832,080 800,040 720,000	$726,406 403,220 194,400	$1,040,101 -0- -0-	-0- -0- -0-	183,100 113,170 65,160	$134,937 97,911 191,315
Wesley M. Clark President and Chief Operating Officer	2001 2000 1999	$556,700 500,040 410,040	$446,231 210,016 92,258	$885,400 -0- -0-	$-0- 130,000 -0-	78,890 54,200 33,710	$83,678 58,270 95,860
P. Ogden Loux Sr. Vice President, Finance and Chief Financial Officer	2001 2000 1999	$364,020 348,000 330,000	$247,170 130,569 66,330	$232,200 -0- -0-	$-0- 32,500 -0-	42,800 39,050 24,300	$53,911 40,699 72,126
John A. Schweig Sr. Vice President, Business Development and International	2001 2000 1999	$310,020 300,000 279,840	$150,360 85,679 42,815	$232,200 -0- -0-	$-0- 16,250 -0-	21,440 20,980 12,500	$43,093 33,647 59,943
John W. Slayton, Jr. Sr. Vice President, Supply Chain Management	2001 2000 1999	$290,040 277,200 261,480	$111,665 103,202 40,006	$154,800 -0- -0-	$-0- 48,750 -0-	21,440 20,690 12,500	$42,824 31,140 55,095

(1)
Represents amounts paid under annual cash incentive programs.
(2)
Represents the value on the dates of award of shares of restricted stock. Included in the calculations are 33,595, 15,000, 7,500, 7,500, and 5,000 shares of restricted stock awarded in 2001 to Messrs. Keyser, Clark, Loux, Schweig, and Slayton, respectively, pursuant to the Executive Stock Purchase Program. Under that Program, the named individuals respectively purchased 134,380, 60,000, 30,000, 30,000, and 20,000 unrestricted shares at their then-current market value and received a 25% match in restricted shares. These restricted shares are scheduled to vest in 2003.
(3)
Shares of restricted stock have the same rights, including dividend and voting rights, as other shares of Grainger common stock. As of December 31, 2001, Messrs. Keyser, Clark, Loux, Schweig, and Slayton held 133,595, 65,000, 27,500, 27,500, and 25,000 shares of restricted stock, having then-current market values of $6,412,560, $3,120,000, $1,320,000, $1,320,000, and $1,200,000, respectively. Scheduled vesting ranges from 2003 to 2008, in all cases assuming continuation of employment. Acceleration of vesting of all outstanding restricted stock will occur in the event of the holder's death or disability or a "change in control" of Grainger.

(4)
Represents the value on the date of award of restricted shares of Works.com, Inc. capital stock, of which 20,000, 5,000, 2,500, and 7,500 shares were awarded to Messrs. Clark, Loux, Schweig, and Slayton, respectively. The Works.com, Inc. capital stock was initially acquired by Grainger in connection with the combination of Grainger's OrderZone business with Works.com, Inc. The restricted Works.com shares were subsequently surrendered without consideration and were not outstanding as of December 31, 2001.
(5)
Represents amounts accrued under Grainger's non-contributory profit sharing plan, in which most Grainger employees participate, and the related supplemental profit sharing plan.

Stock Option Grants

        This table contains information about grants of stock options during the year ended December 31, 2001 to the named executive officers.

Name	Options Granted (Shares)	Percentage of Total Options Granted to Employees in 2001		Exercise or Base Price (Per Share) (1)	Earliest Exercise Date (2)	Expiration Date	Grant Date Present Value (3)
Richard L. Keyser	175,000 8,100	5.68 0.26	% %	$37.50 37.50	4/25/2004 4/25/2007	4/24/2011 4/24/2011	$1,820,000 84,240
Wesley M. Clark	75,000 3,890	2.43 0.13	% %	37.50 37.50	4/25/2004 4/25/2007	4/24/2011 4/24/2011	780,000 40,456
P. Ogden Loux	40,000 2,800	1.30 0.09	% %	37.50 37.50	4/25/2004 4/25/2007	4/24/2011 4/24/2011	416,000 29,120
John A. Schweig	20,000 1,440	0.65 0.05	% %	37.50 37.50	4/25/2004 4/25/2007	4/24/2011 4/24/2011	208,000 14,976
John W. Slayton, Jr.	20,000 1,440	0.65 0.05	% %	37.50 37.50	4/25/2004 4/25/2007	4/24/2011 4/24/2011	208,000 14,976

(1)
The per-share option exercise price equals the per-share closing price of Grainger common stock reported in the Composite Tape for New York Stock Exchange listed stocks for the business day before the date of grant.
(2)
Those options scheduled to become exercisable on April 25, 2007 are subject to accelerated vesting if specified performance goals are achieved.
(3)
The amounts shown are based on the Black-Scholes option pricing model. Material assumptions incorporated into this model in estimating the value of the options are consistent with those required by Statement of Financial Accounting Standards No. 123 (Accounting for Stock-Based Compensation) and include the following:

a.
Exercise prices based on 100% of the fair market values of the shares on the dates of grant.

b.
Expected term of 7 years.

c.
Interest rate of 5.11%.

  d.
  Volatility of 20.13%.

  e.
  Dividend yield of 1.77%.

  The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

Stock Option Exercises and Holdings

        This table contains information about stock options exercised by the named executive officers during 2001 and the number of shares of Grainger common stock covered by, and the values of, outstanding stock options held by them at December 31, 2001.

			Number of Securities Underlying Unexercised Options at 12/31/2001 (3)		Value of Unexercised In-the-Money Options at 12/31/2001 (3)
Name	Shares Acquired on Exercise (1)	Value Realized (2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard L. Keyser	19,060	$328,785	217,715	358,395	$2,528,515	$2,431,976
Wesley M. Clark	-0-	-0-	64,317	165,343	652,874	1,072,247
P. Ogden Loux	12,500	205,099	66,190	105,100	757,196	625,123
John A. Schweig	17,180	281,734	48,100	54,380	580,848	320,146
John W. Slayton, Jr.	9,400	140,424	62,940	54,090	842,658	318,641

(1)
The figures shown are the numbers of shares covered by the exercised stock options.

(2)
The amounts shown are the differences between the per-share stock option exercise prices and fair market values of Grainger common stock on the dates of exercise, multiplied by the number of shares covered by the exercised stock options.

(3)
The exercisability of unexercisable stock options is accelerated upon the optionee's death, disability or retirement, or upon a "change in control" of Grainger. The dollar amounts shown are the differences between the per-share stock option exercise prices and the closing price of Grainger common stock on December 31, 2001 of $48.00 per share, as reported in the Composite Tape for New York Stock Exchange listed stocks, multiplied by the number of shares covered by the unexercised stock options.

Other Benefits

        The Executive Deferred Compensation Plan permitted participants selected by a committee of management to elect a salary reduction of between 5% and 15% (or more with special agreement) for up to four years. Under the related Plan Agreement, a participant is entitled to 180 monthly payments, commencing at age 65, in an annual amount that is based upon the amount of the salary reduction, the additional amount allocated by Grainger, and the number of years from deferment to normal retirement age. Reduced or increased payments are provided if the participant begins receiving payments before or after age 65, respectively. If Grainger reduces Plan benefits or terminates the Plan, or if there is a "change in control" of Grainger, various benefits are provided to the participant, ranging from a return of the amount of salary deferral plus interest to a lump-sum benefit equal to the present value of a projected payment stream. If a participant dies before retirement or before having received the full amount of the benefits, the balance will be paid to the participant's designated beneficiary. Although payment deferrals have not been permitted for several years, Mr. Keyser and certain other key executives had elected to defer salary payments under the Plan for prior years. If Mr. Keyser commences receiving payments under the Plan at age 65, his monthly payments would be $10,509.

        A committee of Grainger management determines participation in Grainger's Executive Death Benefit Plan. The beneficiary of a participant who dies while employed by Grainger is generally entitled to 120 monthly payments of 50% of the participant's monthly compensation, calculated on the basis of salary and target bonus under the applicable cash incentive program. An after-tax, lump-sum benefit approximating the participant's annual salary and annual target bonus under the applicable cash incentive program is payable to a participant's designated beneficiary upon death after retirement. Prior to retirement, however, a participant may elect to receive a reduced payment following retirement on a pre-death basis. In the event of a "change in control" of Grainger, the Plan assumes retirement on that date if the participant is then eligible for retirement (with the participant being credited with an additional three years of age and service for this purpose). The Plan then provides for a lump-sum payment of the present value of the post-retirement benefit on the basis of the participant's death at age 80. All of the named executive officers and certain other key executives participate in the Plan.

        Grainger has purchased and owns life insurance contracts to reduce its exposure relating to the Executive Deferred Compensation Plan and the Executive Death Benefit Plan.

        All of the named executive officers and certain other key executives have entered into Change In Control Employment Agreements with Grainger. Under each Agreement, the executive is entitled to certain benefits if, within a two-year period following a "change in control" of Grainger, (a) the executive's employment is terminated other than for "cause," (b) the executive terminates employment for "good reason," or (c) in the case of Mr. Keyser and most of the other named executive officers, the executive terminates employment for any reason within the 30-day period following the one-year anniversary of the "change in control." Benefits include a lump-sum payment generally equal to a multiple of the sum of (i) the executive's annual salary, (ii) the higher of the executive's target annual bonus or the average of the executive's last three annual bonuses, and (iii) in connection with Grainger's non-contributory profit sharing plans, a percentage of annual salary and bonus equal to the greater of (x) the highest percentage of covered compensation contributed by Grainger under the plans for any of the last three fiscal years or (y) 15%. The multiple mentioned above is three in the case of Mr. Keyser and most of the other named executive officers and two in the case of most of the other key executives. Benefits additionally include continuation of health and dental benefits for a number of years equal to the applicable multiple. Each Agreement further provides that the executive is to be made whole on an after-tax basis with respect to excise tax due as a consequence of payments (whether or not under the Agreement) being classified as "parachute payments" under Section 280(g) of the Internal Revenue Code of 1986, as amended. In certain cases the lump-sum payment upon termination is limited under the Agreement to an amount below which this excise tax would be due.

        U.S. employees who have not entered into Change In Control Employment Agreements with Grainger are generally covered by a Change In Control Severance Policy. Under the Policy employees whose employment with Grainger is terminated other than for "cause" or who resign under certain circumstances within two years following a "change in control" of Grainger are entitled to certain benefits. These benefits are severance pay and continuation of health and dental benefits in amounts and for durations that are based upon years of service, pay, and other factors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

        This report of the Compensation Committee of the Board (the "Committee") discusses the Company's compensation policy and programs for the Chairman and Chief Executive Officer and others who served as executive officers during the year.

        The Committee, all members of which are non-employee directors, administers the Company's executive compensation programs and recommends to the Board the compensation for all executive officers. In this connection, the Committee considers information and data supplied by management and by an independent compensation and benefits consultant.

Executive Compensation Policy

        The Company's executive compensation programs are designed to enable the attraction and retention of qualified executives and to provide appropriate incentives, including equity incentives, for achieving the Company's business goals. The overall program includes variable pay components which link total executive compensation to the creation of shareholder value over the long term.

        For purposes of the Company's total compensation objective, total compensation consists of base salary, cash incentive compensation, stock options and benefits. When Company performance is at target, the Company's objective is to pay executive officers total compensation at least at the size-adjusted median of total compensation paid to executive officers by a representative group of companies that are considered to be comparative competitors for executive talent. All elements of recurring compensation are valued to determine the Company's posture relative to these comparator companies.

        Companies used for compensation comparison purposes are not the same as those in the industry indices used in the stock price performance graph to compare total shareholder return. The Company's "competitive market" for executive talent reflects considerations in addition to industry consideration. The compensation comparator group used is representative of the types of major companies with whom the Company has historically competed for executive talent.

Base Salaries

        The Committee reviews base salaries annually. Adjustments to base salaries are determined based on an evaluation of the competitive market, individual performance, executive experience and internal equity issues. After evaluating the competitive market, a merit increase program for all exempt employees was approved by the Committee for 2001. Salary adjustments for executive officers that were unrelated to promotions generally were consistent with these salary objectives.

Cash Incentives

        Executive officers and other key managers participate in the Management Incentive Plan (MIP), which provides for cash incentives based on the achievement of two financial measures. For 2001, the financial measures were return on invested capital and year-over-year growth in revenue. These measures were chosen as they balance revenue growth with profitability, expense management and asset management. For 2001, the MIP was structured to provide an appropriate balance between short-term and long-term results and to align the interests of management with those of the shareholders by providing incentive payments that correspond with long-term improvements in shareholder value.

        Target incentive awards under the MIP and similar programs are based on a review of competitive market practice and range from 10% to 90% of base salary. Actual MIP payments are a function of target incentive awards and the actual results achieved under the financial measures. Certain of the Company's executive officers participated in the MIP only with respect to a part of their total incentive opportunity. With respect to the remainder of their MIP award, these executive officers participated in cash incentive programs based on the performance of their respective business units.

        Results for 2001 were above target on return on invested capital, but were below target for year-over-year growth in sales. These results translated to an actual incentive multiple that caused actual incentive awards to be lower than the target incentive awards.

        The Chairman and Chief Executive Officer participated in a separate plan providing for bonuses limited to an incentive fund determined by reference to the Company's reported net earnings. Bonuses under this plan were calculated for the year on the same basis as cash incentives for most other executive officers.

Stock Options

        The annual stock option program is considered an important means of aligning the financial interests of executive officers and other key employees to the longer-term financial interests of the shareholders. Stock options are awarded at an option price not less than the fair market value of the underlying Company common stock on the date of award. The number of option shares awarded at each level in the organization under the program is designed to provide an economic value that is competitive with awards made by other companies to those with comparable jobs.

        In 2000 and 2001, executive officers and substantially all other employees eligible for stock options also participated in a two-year stock option program focusing on the digital businesses. This program was designed to be an important means of aligning management with the achievement of a variety of Grainger's digital initiatives. The program provided awards with an option exercise price equal to the fair market value of the underlying common stock on the date of the award and performance-accelerated vesting.

Restricted Stock

        Effective in November 1996, the Company granted restricted stock (generally subject to forfeiture if employment terminates before the end of the restricted period) to executive and other officers of the Company, in each case subject to the execution of a confidentiality and non-competition agreement with the Company. Similar or supplemental grants were made to executives who were promoted or who assumed eligible officer positions since the original award date. The objectives of the grants and related confidentiality and non-competition agreements are to align more closely the interests of executives with those of shareholders, to protect proprietary Company information, to preserve the Company's competitive advantages, to provide a strong executive retention incentive, and to provide for executive continuity.

        On March 26, 2001, a group of 83 executive officers and other key managers purchased 787,020 treasury shares from the Company at the then-current market price of the shares. Cash proceeds from the sale, which amounted to $24,366,000, were used by the Company to repurchase shares of the Company's stock on the open market. Executives who met a threshold purchase requirement of one times their annual base salary received a 25% matching grant of restricted stock that will vest if they remain with the Company and hold their purchased shares for a minimum of two years. The grant totaled 192,275 shares.

        Most executives financed their purchases through loans arranged with a local bank. Those executives are responsible for repaying their loans to the bank. The Company has entered into a Note Purchase Agreement with the bank, agreeing to purchase the loan of any defaulting executive.

Stock Ownership Guidelines

        In 1996, the Company established stock ownership guidelines for its officers. Ownership of Company stock creates alignment between executives and shareholders and encourages them to act to increase shareholder value. The Chairman and Chief Executive Officer is required to achieve stock ownership of at least five times annualized base salary. The President and Chief Operating Officer is required to achieve stock ownership of at least four times annualized base salary. Other officers are required to achieve stock ownership of at least three times or two times annualized base salary. These ownership guidelines must be met within three years of the establishment of the guidelines or within three years of being named an officer, whichever comes last. Officers who fail to achieve these ownership levels will not be eligible to receive any stock-based awards until they achieve their required ownership level. As of the date of this report, all officers subject to the guidelines are in compliance with them. The Company believes the guidelines are important in aligning the interests of the executive officers of the Company and the shareholders.

Executive Death Benefits

        The death benefit component of the executive compensation programs consists of the Executive Death Benefit Plan, which is discussed elsewhere in this proxy statement.

Other Benefits

        Most other benefits, including profit sharing and various welfare benefits, provided to executive officers are comparable to those provided to the majority of salaried and hourly Company employees.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to the company's chief executive officer and its four other most highly compensated executive officers serving at the end of that year. Not subject to the deductibility limit, however, is compensation that qualifies as "performance-based" compensation. A Company objective is to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. Awards under the cash incentive plan in which the Chairman and Chief Executive Officer participates and gains on exercises of stock options awarded under the 1990 and 2001 Long Term Stock Incentive Plans are considered to be "performance-based" compensation not subject to the Section 162(m) deductibility limit.

Fred L. Turner, Chairman Brian P. Anderson John W. McCarter, Jr. Neil S. Novich
Members of the Compensation Committee of the Board of Directors

COMPANY PERFORMANCE

        This stock price performance graph compares the cumulative total return on an investment in Grainger common stock with the cumulative total return of an investment in each of the S&P 500 Stock Index and the Dow Jones Industrial Services Index. It covers the period commencing December 31, 1996 and ending December 31, 2001. The graph assumes that the value for the investment in Grainger common stock and in each index was $100 on December 31, 1996 and that all dividends were reinvested.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

        As recommended by the Audit Committee, the Board has appointed Grant Thornton LLP as Grainger's independent auditors for the year ending December 31, 2002. This appointment will be submitted for ratification at the meeting. Representatives of Grant Thornton LLP are expected to be present at the meeting to respond to appropriate questions of shareholders and to make any desired statements.

        During 2001, Grant Thornton LLP earned the following fees for the categories of services indicated:

Audit Fees	$531,200
Financial Information Systems Design and Implementation Fees	$-0-
All Other Fees	$210,363

        All Other Fees consist of the following:

Benefit Plan Audits and Special Reports	$88,700
Tax services—compliance	32,385
Accounting Consultations and Research	75,288
Other	13,990

$210,363

        The Audit Committee has determined that the provision of the services relating to All Other Fees described above is compatible with maintaining the independence of Grant Thornton LLP.

        The Board recommends a vote FOR the proposal to ratify the appointment of independent auditors.

        Approval of the proposal requires the affirmative votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting. Broker non-votes and abstentions will have the same effect as votes against the proposal. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next year.

Appendix A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee shall be comprised solely of at least three outside independent members of the Board who shall be elected annually at the April meeting of the Board. Members of the Committee will be considered independent if they have no relationship with the Company that could interfere with their independence from Management and the Company. All members of the Committee will be financially literate, and at least one member will have accounting or related financial management expertise.

I.
General Responsibilities of the Committee:

A.
The Committee shall assist the Board in its oversight of the Company's financial reporting practices and shall review and monitor the activities of the external and internal auditing functions with respect to the adequacy of the Company's internal controls.

B.
The Committee shall have oversight responsibility for the activities of the Company relative to the W.W. Grainger, Inc. Employees Profit Sharing Plan and Trust and other ERISA plans/trusts sponsored by the Company and/or any of its subsidiaries that involve the investment of funds by fiduciaries for the benefit of employees (collectively, "Company Plans").

C.
The Committee shall communicate matters of significance and make recommendations to the Board, as appropriate.

II.
Specific Responsibilities of the Committee:

A.
Review and reassess the adequacy of this Charter annually or as conditions dictate and submit any proposed changes to the Charter for Board approval. Publish the Charter at least every three years in accordance with the Securities and Exchange Commission (SEC) regulations.

B.
Make recommendations to the Board regarding the selection, evaluation, retention or replacement of the external auditors.

C.
Instruct the external auditors that the Board and the Audit Committee, as representatives of the shareholders, are the external auditors' client.

D.
Evaluate the independence of the external auditors. This evaluation will include a review of planned and incurred non-audit services and related fees of the external auditors to determine if these services have the potential to affect independence. Annually obtain a written statement from the external auditors delineating all relationships between the external auditors and the Company and evaluate the impact of any disclosed relationships on the external auditors' objectivity and independence.

E.
Prior to the external auditors' annual examination, review the external auditors' plan, scope of activities, and related fees, including any areas to which either the Committee, the internal auditors, or the external auditors believe special attention should be directed.

F.
Review with management and the external auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K. The Committee shall review and consider with the external auditors the matters required to be discussed by Statement of

    Auditing Standards No. 61 ("SAS No. 61"). Also, the Committee will discuss the results of the annual audit, giving special attention to the following:

    1.
    Adequacy of internal controls;

    2.
    Unusual, improper, or illegal transactions;

    3.
    Change in accounting, legal, or other regulatory requirements which will or could significantly affect the Company;

    4.
    All proposed adjustments of the external auditors not recorded by the Company;

    5.
    Any significant differences in the interpretation of Generally Accepted Accounting Principles (GAAP) between the Company and the external auditors, as well as any areas where alternative applications of GAAP could have a material effect on the financial statements;

    6.
    Any significant business or financial risks facing the Company; and

    7.
    Any significant change in proposed fees versus fee costs incurred.

      The Audit Committee shall make a determination whether to recommend to the Board that the audited financial statements be included in the Company's 10-K.

  G.
  Review with management and the external auditors the Company's interim financial statements to be included on Form 10-Q. This review shall occur prior to the Company's filing of Form 10-Q with the SEC and may, at the Committee's discretion, be performed by the Committee Chairperson.

  H.
  Consult periodically, no less than three times each year, either jointly or separately, with the Company's internal auditors and external auditors (out of the presence of Management) with regard to the adequacy of internal accounting controls and any other matters they believe should be discussed privately.

  I.
  Review, with the Company's internal auditors, its budget and staffing, audit plan, the examinations completed from time to time, including Management's responses, and any areas to which either the Committee or the internal auditors believe additional or special attention should be directed.

  J.
  At least annually, review significant legal issues with the Company's counsel.

  K.
  Prepare a report to shareholders as required by the SEC to be included in the Company's annual proxy statement.

  L.
  Review and monitor the Company's compliance with its Business Conduct Guidelines.

  M.
  Review and make recommendations to the Board of Directors concerning:

  1.
  Amendments or other proposals relative to Company Plans that involve investment of assets, appointment of trustees and investment managers, and other matters relative to management of the assets of Company Plans, subject to coordination with the Compensation Committee of the Board where appropriate; and

  2.
  Appointment of members of the Profit Sharing Trust Committee.

  N.
  Review on a periodic basis and report to the Board of Directors at least annually, concerning:

  1.
  The allocation of assets of Company Plans among various asset classes (e.g., domestic stocks, international stocks, short-term bonds, long-term bonds, etc.);

  2.
  The investment performance of the assets of Company Plans, including performance comparisons with appropriate benchmarks;

  3.
  Investment guidelines and other matters of investment policy relative to Company Plans; and

  4.
  The hiring, dismissal, or retention of investment managers.

III.
The Committee shall meet at least three times annually or as needed to discharge the general and specific responsibilities enumerated above.

 Printed on recycled paper.
0945-PS-02

COMMON PROXY	W.W. GRAINGER, INC.	COMMON PROXY
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for Annual Shareholders' Meeting, April 24, 2002

        The undersigned hereby appoints Wesley M. Clark, David W. Grainger, and Richard L. Keyser, and each of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of W.W. Grainger, Inc. to be held on April 24, 2002 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat.

        A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1 and 2. If authority is given to vote for the election of directors, this proxy may be voted cumulatively for directors as set forth in the proxy statement.

SEE REVERSE SIDE	CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE	SEE REVERSE SIDE

W.W. GRAINGER, INC. C/O EQUISERVE P.O. BOX 43068 PROVIDENCE, RI 02940
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------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- DETACH HERE
☒	Please mark votes as in this example.
MANAGEMENT RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
1. Election of Directors.						FOR	AGAINST	ABSTAIN
Nominees: (01) Brian P. Anderson, (02) Wesley M. Clark, (03) Wilbur H. Gantz, (04) David W. Grainger, (05) Richard L. Keyser, (06) Frederick A. Krehbiel, (07) John W. McCarter, Jr., (08) Neil S. Novich, (09) James D. Slavik, (10) Harold B. Smith, (11) Fred L. Turner, (12) Janiece S. Webb				2.	Proposal to ratify the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 2002.	☐	☐	☐
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☐ ______________________________ FOR, except vote withheld from nominees named above
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W.W. GRAINGER, INC. 100 Grainger Parkway, Lake Forest, Illinois 60045-5201 (847) 535-1000
W.W. GRAINGER, INC. 100 Grainger Parkway, Lake Forest, Illinois 60045-5201 (847) 535-1000
Table of Contents
INTRODUCTION
ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
OWNERSHIP OF GRAINGER STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
COMPANY PERFORMANCE
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD